EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 33-53565, 333-78631, 333-70758, 333-146673, 333-152552, 333-165567, 333-188342, 333-217723, 333-225111 and 333-263309) on Form S-8 of our reports dated February 26, 2026, with respect to the consolidated financial statements of The Brink’s Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Richmond, Virginia
February 26, 2026